Exhibit 99.1

Contact: John Pentony
Medizone International, Inc.
Telephone: (415) 331-0202
Email: j.pentony@medizoneint.com

POST Monday September 18, 2017 at 7:00 AM EST

Medizone International announces the appointment of David A. Dodd as new Chief Executive Officer

Kalamazoo, MI, September 18, 2017 — Medizone International, Inc. (OTCQB: MZEI), the developer of AsepticSure®, a revolutionary disinfection technology that combines ozone and hydrogen peroxide to achieve unprecedented kill rates of bacteria and viral pathogens in a wide range of commercial applications including healthcare, biodefense, and public health preparedness, announced today that the Company has appointed David A. Dodd as Chief Executive Officer and as a member of the Company’s Board of Directors.

Effective September 18, 2017, David A. Esposito, current Chairman and interim CEO, will step down from his duties as interim CEO and will remain as Chairman of the Board of Directors.

“As Medizone continues to refine and execute plans to significantly expand our commercial operations, we are thrilled to have David A. Dodd lead our company into this new phase of growth,” commented David A. Esposito. “David brings a tremendous amount of successful experience as a CEO in various life science companies and our board is very confident in his ability to drive growth and value for the company and our shareholders.”

Over the last 12 months, AsepticSure® has been proven to provide significant disinfection in a number of critical need areas such as fitness centers, preparation rooms in funeral homes, building remediation and medicinal nurseries.  These areas provide significant opportunity for growth in the United States and in many markets across the world.  In addition, the Company is seeking FDA clearance for AsepticSure® as a medical device to be used in healthcare environments in the United States.

“On behalf of our employees, the board, and shareholders, I want to thank David Esposito for his leadership during his time as interim CEO.  David’s leadership and strategic planning skills have well positioned the Company for commercial success in the near term,” commented Mr. Dodd.  “I look forward to working with the Board and leading the Company as we build our commercial team to drive sales of AsepticSure® in markets around the world.  I would also like to recognize the effort and commitment of Dr. Michael Shannon, President and Director of Medical Affairs.  Dr. Shannon will continue to play a critical role as we translate the clinical utility of AsepticSure® into commercial success.”

Medizone continues to execute on plans to increase manufacturing, technical service and support, and lead generation channels to secure initial US customers for AsepticSure®.  The near term priority market is the United States while the Company continues to support sales and distribution channels in several other markets across the globe.

The company will hold a conference call on Monday, September 18, 2017 at 10:00 AM EST to discuss the transition and the commercial strategy moving forward.  Call in details and presentation materials will be made available on the company’s website prior to the call (www.medizoneint.com).  Please submit questions to be addressed on the call to John Pentony, Investor Relations (j.pentony@medizoneint.com).

About Medizone International, Inc.

Founded initially in 1986 to develop treatments for lipid-enveloped viruses, Medizone International, Inc. shifted focus in 2007 to develop a superior disinfectant technology. The company developed the AsepticSure® system to combine oxidative compounds (O3 and H202) to produce a unique mixture of free radicals (H2O3 known as trioxidane) with much higher oxidative potential than ozone or hydrogen peroxide alone. After securing broad IP protection for the use of trioxidane for both healthcare facility disinfecting systems and bioterrorism applications, the company released its AsepticSure® system for use in Canada, and several other global markets.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the risk that government and international agencies and organizations may not adopt our system, global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the U.S. and other markets, expansion and operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

For press information on Medizone International, please contact:
John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 269-202-5020
E: j.pentony@medizoneint.com

For more information, visit:
http://www.medizoneint.com
Email: operations@medizoneint.com